Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2016 (the “Report”) of Swift Energy Company (the “Company”) as filed with the Securities and Exchange Commission on the date hereof, Robert J. Banks, the Interim Chief Executive Officer of the Company, and Alton D. Heckaman, Jr., the Chief Financial Officer of the Company, each certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Swift.

Date:	February 27, 2017	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr. Executive Vice President and Chief Financial Officer

Date:	February 27, 2017	/s/ Robert J. Banks
Robert J. Banks Interim Chief Executive Officer